UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

          Date of Report (Date of earliest reported): February 1, 2004

                               GLOBAL AXCESS CORP.
               (Exact name of registrant as specified in charter)


       Nevada                     000-17874               88-0199674
(State or other jurisdiction    (Commission             (IRS Employer
      of incorporation)          File Number)         Identification No.)



          224 Ponte Vedra Park Drive, Ponte Vedra Beach, Florida     32082
               (Address of principal executive offices)           (Zip Code)

       Registrant's telephone number, including area code: (904) 280-3950

ITEM 2.  Acquisition or Disposition of Assets

On February 6, 2004, Global Axcess Corp., a Nevada corporation (the "Company"), acquired ATM processing merchant agreements (the "Merchant Agreements") to service 900 automated teller machines from Progressive Ventures, Inc.("Progressive"), a Texas corporation. The Company also acquired Progressive's trademark. The Company did not assume any liabilities of Progressive. The total consideration paid for the Merchant Agreements was $3,900,000 of which $3,800,000 was paid on closing and the final $100,000 is being held in escrow for six months subject to Progressive satisfying various obligations. Progressive and its affiliates are unrelated parties to the Company and its affiliates, and the purchase price was determined by arms-length negotiations. The transaction was funded by utilizing cash generated from the sale of the Company's common stock in connection with two private placements recently finalized by the Company. Progressive and their principals have agreed that for a period of 11 years from the effective date of the acquisition they will not compete with the Company in the business of providing ATM Placement and financial service or Transaction Processing services.


ITEM 7.  Financial Statements and Exhibits

     (a)  Financial Statements of businesses acquired.

          Audited   Financial Statements of Progressive Ventures, Inc. for the
          years ended December 31, 2003 and December 31, 2002.

     (b)  Proforma Financial Information

         Proforma Financial Information.

     (c)  Exhibits.

Exhibit No.                Description

10.1 Asset Purchase Agreement between Global Axcess Corp. and Progressive Ventures, Inc.*

10.2 Amendment to Asset Purchase Agreement between Global Axcess Corp. and Progressive Ventures, Inc.*

10.3 Assignment of Trademark between Global Axcess Corp. and Progressive Ventures, Inc.*

10.4 Assignment of Merchant and Other Contracts between Global Axcess Corp. and Progressive Ventures, Inc.*

*Incorporated herein by reference to Form 8-K Current Report filed February 11, 2004.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  GLOBAL AXCESS CORP.

Date:  April 23, 2004                             /s/David Fann
                                                  -------------
                                                     David Fann
                                                     President

Exhibit A












                           PROGRESSIVE VENTURES, INC.

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 2003 AND 2002

                           PROGRESSIVE VENTURES, INC.
                              FINANCIAL STATEMENTS


                                TABLE OF CONTENTS


                                                                  PAGE NO.

Independent Auditors' Report                                         1

Financial statements

     Balance sheets as of December 31, 2003 and 2002                 2

     Statements of income for the years ended
              December 31, 2003 and 2002                             3

     Statements of stockholders' equity
              for the years ended December 31, 2003 and 2002         4

     Statements of cash flows for the years ended
              December 31, 2003 and 2002                             5

     Notes to financial statements as of
              December 31, 2003 and 2002                            6-7

                          INDEPENDENT AUDITORS' REPORT


To the President
Progressive Ventures, Inc.
Duluth, Georgia

We have audited the accompanying balance sheets of Progressive Ventures, Inc. as of December 31, 2003 and 2002 and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Progressive Ventures, Inc. as of December 31, 2003 and 2002 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


Weinberg & Company, P.A.

April 14, 2004
Boca Raton, Florida

                           PROGRESSIVE VENTURES, INC.
                                  BALANCE SHEETS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                         Assets                                         2003                       2002
                                                                        ----                       ----
Current Assets
Cash                                                               $ 146,718                   $270,193
Accounts recievable                                                  137,478                    286,268
Shareholders' loan receivable                                         99,300                     12,555
Prepaid expenses                                                      69,444                          -
Other current assets                                                       -                        364
                                                           ------------------            ---------------
Total Current Assets                                                 452,940                    569,380
                                                           ------------------            ---------------

Fixed assets                                                          35,914                     33,846
Accumulated depreciation                                             (34,230)                   (28,794)
                                                           ------------------            ---------------
Net fixed assets                                                       1,684                      5,052

                                                           ------------------
                                                                                         ---------------
Total Assets                                                       $ 454,624                   $574,432
                                                           ==================            ===============

          Liabilities and Stockholders' Equity
Accounts payable and accrued liabilities                            $ 28,309                   $ 48,577
                                                           ------------------            ---------------

Stockholders' Equity
Common stock, $1 par value 1000 shares authorized                      1,000                      1,000
issued and outstanding
Paid in capital                                                        2,000                      2,000
Retained earnings                                                    423,315                    522,855
                                                           ------------------            ---------------
Total Stockholders' Equity                                           426,315                    525,855
                                                           ------------------            ---------------

Total Liabilities and Stockholders' Equity                         $ 454,624                   $574,432
                                                           ==================            ===============


                 See Accompanying Notes to Financial Statements

                           PROGRESSIVE VENTURES, INC.
                              STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                       2003                       2002
                                                                       ----                       ----

Revenue                                                      $      2,298,825        $         1,743,692

Cost of sales                                                       1,266,076                  1,019,325

                                                             -----------------       --------------------
Gross Profit                                                        1,032,749                    724,367
                                                             -----------------       --------------------


Operating Expenses
General and administrative                                            378,061                    238,955
Depreciation and amortization                                           5,436                      4,664
                                                             -----------------       --------------------
Total Operating Expenses                                              383,497                    243,619
                                                             -----------------       --------------------

Net Income                                                   $        649,252        $           480,748
                                                             =================       ====================

                 See Accompanying Notes to Financial Statements

                           PROGRESSIVE VENTURES, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                               Common Stock           Additional                        Total
                                              -------------           Paid-in        Retained     Stockholders'
                                            Shares      Amount        Capital        Earnings      Equity
                                           --------     -------     ------------   -----------     -------------
Balance, December 31, 2001                  1,000       $1,000          $2,000       $238,695         $241,695

Distribution to shareholders                   --           --              --       (196,588)        (196,588)

Net Income                                     --           --              --        480,748          480,748
                                        -----------   ----------    ------------   -----------     -------------
Balance, December 31, 2002                  1,000       $1,000          $2,000       $522,855         $525,855

Distribution to shareholders                   --           --              --       (748,792)        (748,792)

Net Income                                     --           --              --        649,252          649,252
                                      -----------   ----------      ------------   -----------     -------------
Balance, December 31, 2003                  1,000       $1,000          $2,000       $423,315         $426,315
                                      ===========   ==========      ============   ===========     =============


                 See Accompanying Notes to Financial Statements

                           PROGRESSIVE VENTURES, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                       2003                     2002
Cash flows from operating activities:
Net income                                                         $   649,252            $    480,748
Adjustments to reconcile net income to net
 cash provided by operating activities:
Depreciation                                                             5,436                   4,664
Changes in operating assets and liabilities:
 Change in accounts receivable                                         148,790                 (91,983)
 Change in other assets                                                    364                   3,500
 Change in prepaid expenses                                            (69,444)
 Change in shareholders' loans receivable                              (86,745)                 33,236
 Change in accounts payable and accrued liabilities                    (20,268)                 34,465
                                                                   ------------         ---------------
Net cash provided by operating activities                              627,385                 464,630
                                                                   ------------         ---------------

Cash flows from investing activities:
Purchases of fixed assets                                               (2,068)                 (1,296)
                                                                   ------------         ---------------
Net cash used in investing activities                                   (2,068)                 (1,296)
                                                                   ------------         ---------------

Cash flows from financing activities:
 Distributions to shareholders                                        (748,792)               (196,588)
                                                                   ------------         ---------------
Net cash used in financing activities                                 (748,792)               (196,588)
                                                                   ------------         ---------------
(Decrease)/Increase in cash                                           (123,475)                266,746
Cash, beginning of year                                                270,193                   3,447
                                                                   ------------         ---------------
Cash, end of year                                                    $ 146,718                $270,193
                                                                   ============         ===============

Supplemental disclosure of cash flow information:
Cash paid for income taxes                                           $       -            $          -
                                                                   ============         ===============

Cash paid for interest                                               $       -            $        430
                                                                   ============         ===============

                 See Accompanying Notes to Financial Statements

                           PROGRESSIVE VENTURES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002

  1. Description of business and summary of significant policies

     Description of business - Progressive Ventures, Inc., is an automated teller machine ("ATM") processing consolidator in the southeastern United States of America.

     Progressive Ventures, Inc. (referred to as the "Company") was incorporated in Texas on February 10, 1999. The Company's operations moved from Texas to the Atlanta, GA area in 2001.

     Merchant contract concentration - The Company contracts the locations for ATM machines with various merchants. As of December 31, 2003, the Company had approximately 876 active merchant contracts, of which approximately 670 are contracted in Georgia. Revenues from these merchant contracts represent approximately 100% of total transaction fees. (See Note 6)

     Definition of fiscal year - The Company's fiscal year end is December 31.

     Use of estimates - The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Revenue recognition - Surcharge and interchange processing fees are recognized in the period that the service is performed. The Company receives service fees paid by consumers utilizing certain ATM's owned by the merchants under contract and interchange fees paid by consumer's banks. The Company records all fees for the entire amount of fees to be received from the transaction for the contracted amount of the surcharge or interchange. Processing fees are generally charged on a per transaction basis, depending on the contractual arrangement with the merchant.

     Cash - All amounts are strictly cash and there are no other cash equivalents or investments. The Company maintains substantially all of its cash at one financial institution, which may, at times, exceed federally insured limits. The Company had $68,277 and $170,152 in excess of the federally insured limits as of December 31, 2003 and 2002, respectively. The Company has not experienced such losses and does not believe it is exposed to any significant credit risk on its cash.

     Accounts receivable - The receivable amounts of monies collected subsequent to the period from revenues generated during the period are accrued for in accounts receivable. All amounts are collected and therefore no reserve is required.

     Fixed assets - Fixed assets are stated at cost less accumulated depreciation. Depreciation is provided principally using straight line declining balance method over the estimated useful lives of the assets, which are generally 3 to 5 years. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income (expense).

     Impairment of Long-Lived Assets - The Company reviews long-lived assets a for impairment under SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is no recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower carrying amount or fair value less cost to sell. During the year ended December 31, 2003, the Company determined that there were no long-lived assets that were impaired.

                           PROGRESSIVE VENTURES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2003 AND 2002

1. Description of business and summary of significant policies (continued)

     Income taxes - The Company initially reported taxes under a "C" corporation status until the tax year ending December 31, 2001 and paid taxes on the net income of the Company. The Company changed its status to an "S" corporation in tax year 2002 in which net income is distributed on a percentage of ownership basis to the principles of the Company and is taxable to the principles during those years. Therefore there is no income tax provision for the Company.

     Advertising costs - Advertising costs incurred in the normal course of operations are expensed as incurred. No advertising costs have been incurred for the years ended December 31, 2003 and 2002.

     Prepaid expenses - During 2003, the Company entered into a three year promotion contract with Atlanta Retailers Association. The cost of the contract was $100,000 and $30,556 was expensed during 2003.

2.   Fixed assets

     Fixed assets consist of the following as of December 31, 2003 and 2002:
                                                      2003               2002
                                                       ----              ----

         Automated teller machines            $         35,914     $     33,846
         Less: accumulated depreciation                 34,240           28,794
                                              ----------------     -------------

         Fixed assets, net                    $          1,684     $      5,052
                                              ================    ==============

3. RELATED PARTY TRANSACTIONS

     As of December 31, 2003 and 2002, receivables from shareholders consist of:

                                                         2003            2002
                                                         -----           ----

    Amounts paid out to shareholders during the year  $  99,300      $  12,155
                                                      ==========     ==========


4. SHAREHOLDER' LOANS RECEIVABLE

     In December 2003 and 2002, the Company issued loans to shareholders of $99,300 and $12,555, respectively. The notes were paid back to the Company during the first quarters ending March 31, 2004 and 2003, respectively.

5.   Commitments and contingencies

     Leased facilities - During February 2003, the Company renewed the operating lease for one year for its facilities under a cancelable operating lease. The agreement calls for a monthly base rent of approximately $1,500 per month. Rent expense during the years ending December 31, 2003 and 2002 was $34,975 and $24,317, respectively. During February 2004, the lease was renewed for one year.

     Future approximate minimum rental payments required under the operating lease for the office facilities are as follows:
         2004                                   $    36,000
         2005                                         3,000
                                                -------------
                                                $    39,000

6. SUBSEQUENT EVENTS

     During February 2004, the Company sold all of its merchant contracts, the "Progressive ATM" brand name and rights to its processing and service contracts for $3,900,000.

Exhibit B
                              GLOBAL AXCESS CORP.
                        PROFORMA FINANCIAL INFORMATION
                     CONSOLIDATED CONDENSED BALANCE SHEET


                                ASSETS                                  Balance Sheet                             Proforma
                                                                      As of December 31, 2003     Adjustments    Balance Sheet
Current assets
    Cash                                                                        $ 1,832,079        $ 1,032,749        2,864,828
    Automated teller machine vault cash                                             298,705                             298,705
    Accounts receivable, net                                                        450,676                             450,676
    Prepaid expense and other current assets                                        117,092                             117,092
                                                                       ---------------------------------------------------------
      Total current assets                                                        2,698,552                           3,731,301

Fixed assets, net                                                                 1,840,792                           1,840,792

Other assets
    Intangible assets, net                                                        2,312,926          3,546,000        5,858,926
    Other assets                                                                     21,981                              21,981
                                                                       ---------------------------------------------------------

Total assets                                                                    $ 6,874,251        $ 3,546,000     $ 11,453,000
                                                                       =========================================================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
    Accounts payable and accrued liabilities                                      $ 783,326                             783,326
    Automated teller machine vault cash payable                                     298,705                             298,705
    Notes payable-related parties  - curent portion                                  48,320                              48,320
    Notes payable - current portion                                                  40,000                              40,000
    Capital lease obligations - current portion                                     105,111                             105,111
                                                                       ---------------------------------------------------------
      Total current liabilities                                                   1,275,462                           1,275,462

Long-term liabilities
    Notes payable-related parties - long-term portion                               274,771                             274,771
    Notes payable - long-term portion                                                    --                                   -
    Capital lease obligations - long-term portion                                   201,588                             201,588
                                                                       ---------------------------------------------------------

Total liabilities                                                                 1,751,822                           1,751,822

Commitments and contingencies                                                             -                                   -

Stockholders' equity
    Preferred stock; $0.001 par value; 25,000,000 shares
       authorized, no shares issued and outstanding                                       -                  -                -
    Common stock; $0.001 par value; 125,000,000 shares
       authorized, 46,282,648 shares issued and
       shares outstanding                                                            46,283             11,257           57,540
    Additional paid-in capital                                                   11,257,161          3,928,743       15,185,904
    Common Stock Payable                                                             32,500                              32,500
    Accumulated deficit                                                          (6,213,514)           638,749       (5,574,765)
                                                                       ---------------------------------------------------------
      Total stockholders' equity                                                  5,122,430          4,578,749        9,701,179
                                                                       ---------------------------------------------------------
Total liabilities and stockholders' equity                                      $ 6,874,251        $ 4,578,749     $ 11,453,000
                                                                       =========================================================

          See Accompanying Notes to Consolidated Financial Statements

                              GLOBAL AXCESS CORP.
                         PROFORMA FINANCIAL INFORMATION
                   CONSOLIDATED CONDENSED STATEMENT OF INCOME

                                                                       For the year ended                            Proforma
                                                                        December 31, 2003         Adjustments     December 31, 2003
                                                                     ---------------------------------------------------------------
Revenues                                                                     $ 10,201,765          $ 2,298,825         $ 12,500,590

Cost of revenues                                                                6,377,846            1,266,076            7,643,922
                                                                     ---------------------------------------------------------------

    Gross profit                                                                3,823,919            1,032,749            4,856,668
                                                                     ---------------------------------------------------------------

Operating expenses
    Depreciation and Amortization                                                 790,795              394,000            1,184,795
    Selling, general and administrative                                         2,874,999                                 2,874,999
                                                                     ---------------------------------------------------------------
      Total operating expenses                                                  3,665,794              394,000            4,059,794
                                                                     ---------------------------------------------------------------

    Income/(Loss) from Operations                                                 158,125              638,749              796,874
                                                                     ---------------------------------------------------------------

Other income (expense)
    Settlement income                                                                   -                                         -
    Foregiveness of Debt                                                          261,023                                   261,023
    Other (expense)/income                                                         (1,200)                                   (1,200)
    Loss on sale of fixed asset                                                         -                                        --
    Interest expense                                                             (108,082)                                 (108,082)
                                                                     ---------------------------------------------------------------
      Total other income                                                          151,740                    -              151,740
                                                                     ---------------------------------------------------------------

Income before provision for income taxes                                          309,866              638,749              948,614

Provision for income taxes                                                              -                                      $  -
                                                                     ---------------------------------------------------------------

Net income                                                                      $ 309,866            $ 638,749            $ 948,614
                                                                     ===============================================================

Basic income per common share                                                      $ 0.01                                    $ 0.02
                                                                     ===============================================================

Diluted income per common share                                                    $ 0.00                                    $ 0.01
                                                                     ===============================================================
Basic weighted average
    common shares outstanding                                                  35,163,217           11,257,143         $ 46,420,360
                                                                     ===============================================================
Diluted weighted average
    common shares outstanding                                                  72,572,835            5,628,571         $ 78,201,406
                                                                     ===============================================================

Notes: There were intangible contracts purchsed for $3,900,000 and only the revenue and costs of revenue would become part of the Company's financial operation. The assets purchased were financed through an equity sale.

          See Accompanying Notes to Consolidated Financial Statements

                                       B-2